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                                                                    EXHIBIT 5.1

                                January 11, 2000

Securities and Exchange Commission
Judiciary Plaza
450 - 5th Street N.W.
Washington, D.C.  20549

         RE:      POLARIS INDUSTRIES INC.
                  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by Polaris Industries Inc., a Minnesota corporation (the "Company") covering (a) 700,000 shares of common stock, par value $.01 of the Company (the "Common Stock"), and (b) an indeterminate amount of plan interests (the "Interests") issuable in connection with the Polaris 401(k) Retirement Savings Plan, as amended (the "Plan"). We understand that it is the Company's intention that the Common Stock will be purchased by the Plan Trustee in the open market.

         We have acted as counsel to the Company and, as such, have examined the Company's Articles of Incorporation, Bylaws and such other corporate records and documents as we have considered relevant and necessary for the purpose of this opinion. We have participated in the preparation and filing of the Registration Statement. We are familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of shares of Common Stock pursuant to the Plan as contemplated by the Registration Statement.

         Based on the foregoing, we are of the opinion that:

         1. The 700,000 shares of Common Stock that are being registered by the Company under the Registration Statement pursuant to the Plan referred to in the Registration Statement shall continue to be validly issued, fully paid and non-assessable after being purchased in open market transactions.

         2. The Interests, when issued, delivered and paid for in accordance with the Plan as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                       Sincerely,
                                       /s/ KAPLAN, STRANGIS AND KAPLAN, P.A.